UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549
                         __________________________

                                 FORM 8-K

                              CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934
                         _________________________

      Date of Report (Date of earliest event reported): December 24, 2004

                                MERISEL, INC.
            (Exact name of registrant as specified in its charter)

                Delaware             01-17156            95-4172359
             (State or other        (Commission       (I. R. S. Employer
             jurisdiction  of       File Number)      identification No.)
              incorporation)

                    1500 Hughes Way                90810
                Long Beach, California           (Zip Code)
                 (Address of principal
                  executive offices)
                         __________________________

     Registrant's telephone number, including area code: (310) 615-3080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

___Written communications pursuant to Rule 425 under the Securities Act
   (17 CFR 230.425)
___Soliciting material pursuant to Rule 14a-12 under the Exchange Act
   (17 CFR 240.14a-12)
___Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
   Act (17 CFR 240.14d-2(b))
___Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
   Act (17 CFR 240.13e-4(c))

                    INFORMATION TO BE INCLUDED IN THE REPORT
Item 1.01.  Entry into a Material Definitive Agreement.

1. Color Edge and Comp 24 Transactions. On December 24, 2004, Merisel, Inc., a Delaware corporation ("Merisel" or the "Company"), signed a definitive purchase agreement to acquire, through an indirectly wholly-owned subsidiary, substantially all of the assets of Color Edge, Inc. ("CE"). CE is a New York based commercial photographic and digital imaging company that provides custom, made-to-order products primarily for consumer product companies and professional photographers from the fashion, retail and editorial worlds. The purchase price provided consists of $3,000,000 in cash and an additional amount of up to approximately $2,000,000 over a three-year period commencing January 1, 2005 provided CE's EBITDA, net of capital expenditures, exceeds certain agreed upon thresholds.

On December 24, 2004, the Company has signed a definitive purchase agreement to acquire, through a third indirectly wholly-owned subsidiary, substantially all of the operating assets of each of Color Edge Visual, Inc. ("Visual"), and its wholly-owned subsidiary, Photobition New York, Inc. ("PBNY" and collectively with Visual, "CEV"), a New York-based commercial graphic communication and imaging company that provides digital retouching services, large format digital photographic output, inkjet and digital printing services, photo-finishing and exhibits and display solutions. The purchase price consists of $23,344,500 in cash and an additional amount of up to approximately $3,400,000 over a three-year period commencing January 1, 2005, provided CEV's EBITDA, net of capital expenditures, exceeds certain agreed upon thresholds.

On December 24, 2004, the Company also signed a definitive purchase agreement to acquire, through another indirectly wholly-owned subsidiary, substantially all of the assets of Comp 24, LLC ("Comp 24"). Comp 24 is a New York based commercial prototype company that provides consumer products companies with prototypes, samples, props and color corrected packaging and end-to-end services, such as file editing, film separation, printing, air brushing, die cutting, foil stamping, embossing and lamination. The purchase price consists of $11,209,528 in cash and an additional amount of up to $1,630,932 over a three-year period commencing January 1, 2005 provided Comp 24's EBITDA, net of capital expenditures, exceeds certain agreed upon thresholds. The Company, through its indirectly wholly-owned subsidiary, also would assume certain obligations for borrowed money and capital lease obligations of Comp 24 in the approximate amount of $1,000,000 plus trade accruals and trade payables of Comp 24.

With respect to the purchase agreements between the Company and each of CEV and CE only, the Company, through its indirectly wholly-owned subsidiaries, would assume certain obligations for borrowed money and capital lease obligations of CE and CEV combined in the approximate aggregate amount of $9,000,000 plus trade accruals and trade payables of CE and CEV combined. Additionally, with respect to the purchase agreement with CEV only, the Company would also be obligated to reimburse CEV in an amount up to $2,000,000 for tax liabilities incurred by CEV's shareholders as a result of structuring the sale of CEV's business to the Company as an asset sale rather than a sale of CEV's capital stock.

The aggregate cash consideration to be paid to each of CE, CEV and Comp 24 will be subject to adjustment based on the difference, if any, between the net working capital of each company at closing and certain agreed upon target amounts. A portion of the cash consideration payable to each target company will be held in escrow until earlier of the completion of the fiscal year-end audit for each target company for 2004 and 2005 and May 15, 2006.

These acquisitions are expected to close during the first half of 2005. Consummation of the acquisitions contemplated by each of the purchase agreements remain subject to a number of closing conditions, including receipt of consents to the assignment of material contracts, governmental consents to the transactions, delivery of all permits and licenses required for the continuation of the business, renegotiation of assumed debt obligations, completion of satisfactory due diligence, sellers delivery of certain audited financial statements, delivery of certain legal opinions, delivery of consents required for the Company to assume certain benefit plans, sellers releases of severance liabilities, agreement with Lexington Black and White, Inc. regarding its cessation of use of assets acquired by the Company, environmental implementation, internal controls, sellers achievement of certain agreed upon minimum EBITDA, net working capital, net assets and minimum cash thresholds, delivery of certain agreements and documents referenced in the disclosure schedules and the satisfaction or waiver of other customary closing conditions. Each of the purchase agreements may be terminated by mutual agreement or by either party in the event that the other party has materially breached their representations, warranties or covenants thereunder or the closing conditions set forth therein are not waived or satisfied by the parties in accordance with their terms on or prior to March 31, 2005 or if a final, non-appealable court order, decree or judgment is rendered against any party enjoining or declaring illegal the transactions contemplated thereunder. There can be no assurance that the closing conditions will be satisfied or that some or all of these transactions will be consummated.

Each of the foregoing purchase agreements contains customary representations and warranties common to the acquisitions of the kind contemplated thereby. The selling companies and their respective shareholders have agreed to indemnify

Merisel and its wholly-owned purchaser subsidiaries for any and all breaches of such selling companies' and shareholders' breaches of representations, warranties and covenants and liabilities incurred but not assumed by Merisel or its purchaser subsidiaries under the purchase agreements, in each case, for various time periods.

Upon the closing of the acquisitions, certain of CE, Visual, PBNY and Comp 24's employees will enter into employment agreements with Merisel's purchaser subsidiaries. In addition, CE, Visual, PBNY, Comp 24, and each of their respective shareholders, will enter into non-competition, confidentiality and non-solicitation agreements with such purchaser subsidiaries. The execution and delivery of such employment agreements and non-competition, confidentiality and non-solicitation agreements are closing conditions for each purchase agreement.

The press release of the Company, dated December 20, 2004, announcing the signing of the purchase agreements is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

2. Risk Factors. As of the date of this filing, Merisel's assets consist primarily of cash and cash equivalents and as such it is not exposed to risks associated with operating businesses. A substantial portion of Merisel's cash will be used to make the CE, CEV and PBNY (together, "Color Edge") and Comp 24 acquisitions. The acquisitions of Color Edge and Comp 24 will expose Merisel to certain risks relating to those businesses which will affect the future operations and performance of Merisel on a consolidated basis and the trading price of its stock. These risks include the following:

Past financial results are not necessarily meaningful indicators of future operating results

Each of Color Edge, Comp 24 and Merisel believes that its past financial results are not necessarily meaningful indicators of the future operating results of the combined company and should not be relied on as an indication of future performance. Merisel's quarterly operating results have varied substantially in the past and those of the combined company may vary substantially in the future depending upon a number of factors including those described in this report, including many that are beyond the combined company's control. Neither Color Edge, Comp 24 nor Merisel can be certain that it will successfully manage these risks or that the business strategy of the combined company will be successful. If the combined company fails to adequately address any one or more of these risks or difficulties, its business would likely suffer.

Color Edge, Comp 24 and Merisel have experienced losses in the past, and the combined company may experience losses in the future

Color Edge, Comp 24 and Merisel have experienced losses in the past. Color Edge, Comp 24 and Merisel expect that Merisel, as the combined company, will continue to incur significant sales and marketing and administrative expenses. As a result, the combined company will need to generate significant revenue and gross margin to maintain profitability. Neither Color Edge nor Comp 24 nor Merisel can be certain that Merisel will achieve and maintain profitability in the future. Any decline in revenue and gross margin as the combined company implements its product and distribution strategies would adversely affect its business.

Color Edge's and Comp 24's internal controls are not of a caliber typical to public companies and their revenue and operating results may be materially different than currently reported

Neither Color Edge nor Comp 24 have the internal controls required of a public company. Effective controls are necessary for Color Edge and Comp 24 to provide reliable financial reports and effectively prevent fraud. If Color Edge or Comp 24 cannot provide reliable financial reports or prevent fraud, its goodwill and operating results could be harmed. Any failure to implement required internal controls, or difficulties encountered in their implementation, could harm Color Edge's and/or Comp 24's operating results or cause Merisel to fail to meet its reporting obligations. Inadequate internal controls could also cause investors to lose confidence in Merisel's reported financial information, which could adversely affect the trading price of Merisel's stock.

All of Color Edge's and Comp 24's financial statements have not been audited by independent accountants

All of Color Edge's and Comp 24's financial statements have not been audited and there is a possibility that the audit which will be conducted after signing of the transaction will result in financial results materially different from Color Edge's and Comp 24's unaudited results.

Color Edge's and Comp 24's performance is dependent upon its senior management and key sales personnel

Both Color Edge and Comp 24 are dependent upon the performance of members of their respective senior management and, in the case of Color Edge, its key sales personnel. If either company were to lose the services of their senior management, such a loss could have a material adverse effect on the business of such company and therefore on the financial performance of Merisel.

Neither Color Edge nor Comp 24 has long-term agreements with customers

The digital imaging and commercial prototype business is generally characterized by individual orders from clients on a project-by-project basis rather than long-term supply contracts. Continued engagements for successive jobs are primarily dependent upon the client's satisfaction with products and services previously provided. Neither Color Edge nor Comp 24 has established long-standing relationships with their respective clients. They each believe their reputation for quality service is excellent. Color Edge and Comp 24 are not able to predict with certainty the volume of its business in the near or distant future. Accordingly, a failure to adjust Color Edge's or Comp 24's operations due to changing market conditions or failure to accurately estimate demand for its products and services could adversely affect its operating results.

If Color Edge or Comp 24 is unable to rapidly and successfully develop new ways of providing services and new products, respectively, some of its services or products, as applicable, may become obsolete and its operating results could suffer

Color Edge's services and the equipment that it employs in delivering its services and Comp 24's products and the equipment that it employs for the manufacturing of such products are subject to rapid technological change and rapid obsolescence. The success of Color Edge and Comp 24 has in part depended on its ability to develop and exploit emerging technologies in the digital imaging and commercial prototype industry. New technologies may also have the effect of lessening Color Edge's and Comp 24's current technological advantages. Color Edge's and Comp 24's businesses may be adversely affected if it is unable to keep pace with relevant changes or if the technologies that it adopts do not receive widespread market acceptance. Any such adverse effect on Color Edge's and Comp 24's businesses could adversely impact the financial performance of Merisel.


Color Edge's and Comp 24's industry is highly competitive and Color Edge and Comp 24 may not be able to effectively compete

The market for digital imaging services and commercial prototype products is highly fragmented, with national and regional participants. Color Edge and Comp 24 face, and will continue to face, competition in its business from many sources, including national and regional companies, some of which have greater financial, marketing and other resources than Color Edge and Comp 24. In addition, many local and regional firms specializing in particular industry segments compete on the basis of established long-term relationships or specialized knowledge of such segments. The introduction of new technologies may also lead to increased in-house production of digital imaging and commercial prototype work by Color Edge's and Comp 24's clients, or create lower barriers to entry so as to permit other firms to provide competing products and services. There can be no assurance that competitors will not introduce services or products that achieve greater market acceptance than, or are technologically superior to, Color Edge's and Comp 24's product and service offerings. Competitors and future competitors have or may have more extensive digital imaging, commercial prototype or other capabilities, more extensive experience and greater financial, marketing and other resources than Color Edge and Comp
24. This increased competition may intensify pressure on Merisel's pricing model and could have a material adverse effect on Merisel's revenues.

The integration process may disrupt the combined company's business, operations and internal resources

The integration of Color Edge, Comp 24 and Merisel will be complex, time-consuming and expensive and may disrupt the combined company's business and operations. In addition, the integration process may strain the combined company's financial and managerial controls and reporting systems and procedures. This may result in the diversion of management and financial resources from the combined company's core business objectives. There can be no assurance that Color Edge, Comp 24 and Merisel will successfully integrate or that the combined company will realize any of the anticipated benefits of the acquisitions.

Item 9.01  Financial Statements and Exhibits.

     (c)  Exhibits.


            Exhibit
             Number      Description
              99.1       Press release of Merisel, Inc. dated December 28, 2004

                                SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                   MERISEL, INC.

Date:  December 28, 2004           By: /s/ Allyson Vanderford
                                      ------------------------------
                                   Name:  Allyson Vanderford
                                   Title: Vice President, Finance and Treasurer

                               EXHIBIT INDEX

      Exhibit No.        Exhibit Description

      99.1               Press release of Merisel, Inc. dated December 28, 2004
